Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE                Contact:    Michael Metcalf, CFO
Powell Industries, Inc.
713-947-4422

Ken Dennard / Natalie Hairston
Dennard Lascar Investor Relations
POWL@dennardlascar.con
713-529-6600

POWELL INDUSTRIES DECLARES QUARTERLY CASH DIVIDEND

HOUSTON - November 4, 2019 - Powell Industries, Inc. (NASDAQ: POWL), a leading supplier of custom engineered solutions for the management, control and distribution of electrical energy, today announced that its Board of Directors has declared a quarterly cash dividend on the Company’s common stock in the amount of $0.26 per share. The dividend is payable on December 18, 2019 to shareholders of record at the close of business on November 20, 2019.

Powell Industries, Inc., headquartered in Houston, designs, manufactures and services custom-engineered equipment and systems for the distribution, control and monitoring of electrical energy. Powell markets include large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations and commuter railways. For more information, please visit powellind.com.

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